UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 23, 2009, the Board of Directors of Openwave Systems Inc. amended the Openwave Systems Director Stock Ownership Guidelines to increase the recommended stock ownership amount from $25,000 to three times the annual retainer, equivalent to $75,000 based on the current $25,000 annual retainer. The revised Director Stock Ownership Guidelines now read in their entirety as follows:

“Director stock ownership guidelines

It is the recommendation of the Board that all directors hold an equity interest in the Company. Accordingly, each non-employee director should acquire and hold Company stock with a value equivalent to three times the annual retainer, equivalent to $75,000 based on the current $25,000 annual retainer. Non-employee directors should satisfy this standard within four years from the date the director joins the Board or the adoption of this policy.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/S/ BRUCE K. POSEY
Name:	Bruce K. Posey
Title:	General Counsel

Dated: November 23, 2009